UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Poseida Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39376	47-2846548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 779-3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

New Interim Clinical Data from Phase 1 P-BCMA-ALLO1 Trial

On September 27, 2024, Poseida Therapeutics, Inc. (the “Company”) announced new interim clinical data from its ongoing Phase 1 trial of P-BCMA-ALLO1 in patients with relapsed/refractory multiple myeloma (“RRMM”).

P-BCMA-ALLO1 is an investigational non-viral, stem cell memory T cell (“TSCM”)-rich allogeneic CAR-T cell therapy in Phase 1/1b clinical development for the treatment of patients with RRMM. The Company is developing this investigational off-the-shelf allogeneic CAR-T cell therapy with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”) as part of a broader collaboration focused on addressing blood cancers with the Company’s TSCM-rich CAR-T platform.

Data, based on an efficacy cutoff date of September 6, 2024 and a safety cutoff date of July 31, 2024, demonstrated a 91% overall response rate (“ORR”) and compelling safety results in the 23 heavily pretreated patients in Arm C, an optimized lymphodepletion arm. The new clinical data were presented on September 27, 2024 in an oral session at the 21st International Myeloma Society Annual Meeting (“IMS”) in Rio de Janeiro.

The ongoing open-label, multicenter Phase 1/1b dose-escalation and expansion trial in patients with RRMM is assessing the safety and maximum tolerated dose of P-BCMA-ALLO1 (primary objective) and its anti-myeloma activity (secondary objective). As of July 31, 2024, 72 unique patients were enrolled and had at least 4 weeks of follow-up as an intent-to-treat (“ITT”) population and were treated across four study arms (S, A, B and C) that included different P-BCMA-ALLO1 doses and lymphodepletion regimen combinations. Study participants were required to have received three or more prior lines of therapy, including a prior proteasome inhibitor, immunomodulatory drug and anti-CD38 monoclonal antibody. The trial enrolled a heavily pretreated patient population with 43% of patients having received prior B-cell maturation antigen (“BCMA”)- and/or G protein-coupled receptor class C group 5 member D (“GPRC5D”)-targeting therapy. Most prior BCMA therapies included autologous CAR-T and/or T-cell engagers (“TCE”). Additionally, 33% of study participants were racial minorities.

In the ITT population, 100% of patients enrolled were infused with P-BCMA-ALLO1. No patients required anti-myeloma bridging therapy or prophylaxis with steroids or tocilizumab, and there was no invasive apheresis or manufacturing wait time. The median time from enrollment to the start of study treatment was one day.

The ORR across all four study arms was 54%; 11% of patients achieved a complete response (“CR”) or a stringent complete response (“sCR”), and 33% achieved a very good partial response or higher (“VGPR+”). The median duration of response (“DoR”) was 232 days for study Arms A and B, including patients with six or more months of follow-up at the time of data cut-off. Expansion and persistence of the CAR-T cells in patients after infusion has been dependent upon the conditioning dose of cyclophosphamide. P-BCMA-ALLO1 levels measured in the peripheral blood and were much higher in patients in Arm C (cyclophosphamide 750 mg/m2/day) and Arm B (cyclophosphamide 1000 mg/m2/day) than in patients in Arm S (cyclophosphamide 300 mg/m2/day), and Arm A (cyclophosphamide 500 mg/m2/day). Arm C was identified as the optimized lymphodepletion arm based on cellular kinetics, safety and efficacy.

Results from 23 study participants in Arm C were highlighted in the oral session at IMS. Patients received cyclophosphamide 750 mg/m2/day and fludarabine 30 mg/m2/day and approximately 2x106 cells/kg P-BCMA-ALLO1. Some patients were treated in an outpatient setting. Arm C patient details include:

•	Nearly half (48%) were age 65 or older

•	All were heavily pretreated, with a median of six prior lines of anti-myeloma therapy and a maximum of 14

•	62% of patients had received prior BCMA-targeting therapy

•	29% had failed both a BCMA CAR-T and a bispecific TCE, and 29% had failed both a BCMA-targeting therapy and the GPRC5D-targeting TCE, talquetamab

•	Approximately two-thirds of patients (62%) had high-risk disease by cytogenetics and 38% had extramedullary disease

Efficacy results, which are still evolving, for the 23 patients in Arm C showed:

•

An ORR of 91%, with a 100% ORR in BCMA-naïve patients, an 86% ORR in those who had received at least one prior BCMA-targeting treatment (all had received prior CAR-T and/or TCE), and an 86% ORR in those who had received at least one prior BCMA-targeting treatment and/or talquetamab

•	22% achieved a CR or an sCR

•	48% achieved VGPR+

•

Median DoR could not be estimated at the time of data cut-off because the current median follow-up is less than 3.5 months (for pooled arms A and B, the median DoR was more than seven months (estimated range of five-10 months), with a median time to response of only 16 days)

P-BCMA-ALLO1 was well-tolerated with key safety results from Arm C, including:

•

No dose-limiting toxicities, Grade 3 or higher cytokine release syndrome (“CRS”) or immune effector cell neurotoxicity syndrome (“ICANS”). The incidence of Grade 1 or 2 CRS was 39% and the incidence of Grade 1 or 2 ICANS was 13%

•	The incidence of infections was 48%, including 30% that were Grade 1 or 2 and 17% that were Grade 3

•	Rapid cytopenia recovery in the vast majority of cases

•	No graft-vs-host disease (GvHD), hemophagocytic lymphohistiocytosis (HLH), Parkinsonism or cranial neuropathies observed

•	The safety results of P-BCMA-ALLO1 in arm C have been consistent with those observed in the other three arms of the Phase 1 trial, with a total safety database, including 72 unique patients

The ongoing P-BCMA-ALLO1 Phase 1/1b trial is enrolling patients using the Arm C lymphodepletion regimen described above, across two dosing cohorts, with dose optimization ongoing in Arm C.

Roche Collaboration

Under that certain Collaboration and License Agreement, dated July 30, 2022, as amended (the “Roche Agreement”), by and between the Company and Roche, Roche did not timely exercise its option to acquire an exclusive license to the Company’s BCMA/CD19 Allo CAR T-cell therapy program for the development of hematological malignancies (the “BCMA/CD19 Program”), and, as a result, the rights held by Roche with respect to the BCMA/CD19 Program under the Roche Agreement have been deemed terminated. The Company plans to continue development of the BCMA/CD19 Program internally.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the Company’s expected plans with respect to clinical trials; the potential capabilities and benefits of the Company’s technology platforms and product candidates; and the

Company’s plans and strategy with respect to developing its technologies and product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the fact that interim data from the Company’s clinical trials may change as more patient data become available and remain subject to audit and verification procedures that could result in material differences from the final data; the Company’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; the Company’s ability to retain key scientific or management personnel; the Company’s ongoing and planned clinical trials; whether any of the Company’s product candidates will be shown to be effective, safe and reliable; and the other risks and uncertainties described in the Risk Factors section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2024, and in other filings the Company makes with the SEC from time to time. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: September 30, 2024	By:	/s/ Harry J. Leonhardt, Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	General Counsel, Chief Compliance Officer & Corporate Secretary